EXHIBIT 99.1

VEECO REPORTS SECOND QUARTER 2025 FINANCIAL RESULTS

Second Quarter 2025 Highlights:

●	Revenue of $166.1 million, compared with $175.9 million in the same period last year
●	GAAP net income of $11.7 million, or $0.20 per diluted share, compared with $14.9 million, or $0.25 per diluted share in the same period last year
●	Non-GAAP net income of $21.5 million, or $0.36 per diluted share, compared with $25.4 million, or $0.42 per diluted share in the same period last year

Plainview, N.Y., August 6, 2025 -- Veeco Instruments Inc. (Nasdaq: VECO) today announced financial results for its second quarter ended June 30, 2025. Results are reported in accordance with U.S. generally accepted accounting principles (“GAAP”) and are also reported adjusting for certain items (“Non-GAAP”). A reconciliation between GAAP and Non-GAAP operating results is provided at the end of this press release.

U.S. Dollars in millions, except per share data

GAAP Results	Q2 '25	Q2 '24
Revenue	$166.1	$175.9
Net income	$11.7	$14.9
Diluted earnings per share	$0.20	$0.25

Non-GAAP Results	Q2 '25	Q2 '24
Operating income	$23.1	$28.3
Net income	$21.5	$25.4
Diluted earnings per share	$0.36	$0.42

“Veeco delivered strong financial results this quarter, fueled by rapid expansion of High-Performance Computing and AI technologies,” said Bill Miller, Ph.D., Veeco’s Chief Executive Officer. “This performance was driven by shipments of our wet processing and lithography systems for Advanced Packaging and Ion Beam Deposition systems for EUV mask blanks.”

Guidance and Outlook

The following guidance is provided for Veeco’s third quarter 2025:

●	Revenue is expected in the range of $150 million to $170 million
●	GAAP diluted earnings per share are expected in the range of $0.04 to $0.22
●	Non-GAAP diluted earnings per share are expected in the range of $0.20 to $0.35

Conference Call Information

A conference call reviewing these results has been scheduled for today, August 6, 2025 starting at 5:00pm ET. To join the call, dial 1-877-407-8029 (toll-free) or 1-201-689-8029. Participants may also access a live webcast of the call by visiting the investor relations section of Veeco's website at ir.veeco.com. A replay of the webcast will be made available on the Veeco website that evening. We will post an accompanying slide presentation to our website prior to the beginning of the call.

About Veeco

Veeco (NASDAQ: VECO) is an innovative manufacturer of semiconductor process equipment. Our laser annealing, ion beam, metal organic chemical vapor deposition (MOCVD), single wafer etch & clean and lithography technologies play an integral role in the fabrication and packaging of advanced semiconductor devices. With equipment designed to optimize performance, yield and cost of ownership, Veeco holds leading technology positions in the markets we serve. To learn more about Veeco’s systems and service offerings, visit www.veeco.com.

Forward-looking Statements

This press release contains “forward-looking statements”, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, as amended, that are based on management’s expectations, estimates, projections and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “scheduled,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, but are not limited to, those regarding anticipated growth and trends in our businesses and markets, industry outlooks and demand drivers, our investment and growth strategies, our development of new products and technologies, our business outlook for current and future periods, our ongoing transformation initiative and the effects thereof on our operations and financial results; and other statements that are not historical facts. These statements and their underlying assumptions are subject to risks and uncertainties and are not guarantees of future performance. Factors that could cause actual results to differ materially from those expressed or implied by such statements include, without limitation: the level of demand for our products; global economic and industry conditions; global trade issues, including the ongoing trade disputes between the U.S. and China, and changes in trade and export license policies; our dependency on third-party suppliers and outsourcing partners; the timing of customer orders; our ability to develop, deliver and support new products and technologies; our ability to expand our current markets, increase market share and develop new markets; the concentrated nature of our customer base; our ability to obtain and protect intellectual property rights in key technologies; the effects of regional or global health epidemics; our ability to achieve the objectives of operational and strategic initiatives and attract, motivate and retain key employees; the variability of results among products and end-markets, and our ability to accurately forecast future results, market conditions, and customer requirements; the impact of our indebtedness, including our convertible senior notes and our capped call transactions; and other risks and uncertainties described in our SEC filings on Forms 10-K, 10-Q and 8-K, and from time-to-time in our other SEC reports. All forward-looking statements speak only to management’s expectations, estimates, projections and assumptions as of the date of this press release or, in the case of any document referenced herein or incorporated by reference, the date of that document. The Company does not undertake any obligation to update or publicly revise any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

-financial tables attached-

Veeco Contacts:

Investors:Anthony Pappone (516) 500-8798apappone@veeco.com

Media:Brenden Wright (410) 984-2610bwright@veeco.com

Veeco Instruments Inc. and Subsidiaries
Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Net sales	$166,104	$175,879	$333,396	$350,363
Cost of sales	97,377	100,489	196,202	199,554
Gross profit	68,727	75,390	137,194	150,809
Operating expenses, net:
Research and development	31,560	31,696	60,074	61,338
Selling, general, and administrative	23,927	24,595	48,955	49,295
Amortization of intangible assets	821	1,825	1,642	3,716
Other operating expense (income), net	49	552	5	(2,307)
Total operating expenses, net	56,357	58,668	110,676	112,042
Operating income	12,370	16,722	26,518	38,767
Interest income (expense), net	905	349	1,741	1,054
Other income (expense), net	(653)	—	(653)	—
Income before income taxes	12,622	17,071	27,606	39,821
Income tax expense	889	2,127	3,926	3,023
Net income	$11,733	$14,944	$23,680	$36,798

Income per common share:
Basic	$0.20	$0.27	$0.41	$0.66
Diluted	$0.20	$0.25	$0.40	$0.61

Weighted average number of shares:
Basic	59,076	56,277	58,434	56,160
Diluted	60,237	62,535	60,072	61,733

Veeco Instruments Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2025	2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$188,902	$145,595
Restricted cash	87	224
Short-term investments	165,890	198,719
Accounts receivable, net	106,524	96,834
Contract assets	36,475	37,109
Inventories	258,984	246,735
Prepaid expenses and other current assets	35,030	39,316
Total current assets	791,892	764,532
Property, plant and equipment, net	111,098	113,789
Operating lease right-of-use assets	25,877	26,503
Intangible assets, net	7,189	8,832
Goodwill	214,964	214,964
Deferred income taxes	119,936	120,191
Other assets	3,749	2,766
Total assets	$1,274,705	$1,251,577

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$49,529	$43,519
Accrued expenses and other current liabilities	47,412	55,195
Contract liabilities	57,675	64,986
Income taxes payable	622	2,086
Current portion of long-term debt	—	26,496
Total current liabilities	155,238	192,282
Deferred income taxes	646	689
Long-term debt	225,441	249,702
Long-term operating lease liabilities	33,413	34,318
Other liabilities	3,771	3,816
Total liabilities	418,509	480,807

Total stockholders’ equity	856,196	770,770
Total liabilities and stockholders’ equity	$1,274,705	$1,251,577

Note on Reconciliation Tables

The below tables include financial measures adjusted for the impact of certain items; these financial measures are therefore not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These Non-GAAP financial measures exclude items such as: share-based compensation expense; charges relating to restructuring initiatives; non-cash asset impairments; certain other non-operating gains and losses; and acquisition-related items such as transaction costs, non-cash amortization of acquired intangible assets, and certain integration costs.

These Non-GAAP financial measures may be different from Non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding these items, Non-GAAP financial measures are intended to facilitate meaningful comparisons to historical operating results, competitors’ operating results, and estimates made by securities analysts. Management is evaluated on key performance metrics including Non-GAAP Operating income (loss), which is used to determine management incentive compensation as well as to forecast future periods. These Non-GAAP financial measures may be useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, similar Non-GAAP financial measures have historically been reported to investors; the inclusion of comparable numbers provides consistency in financial reporting. Investors are encouraged to review the reconciliation of the Non-GAAP financial measures used in this news release to their most directly comparable GAAP financial measures.

Reconciliation of GAAP to Non-GAAP Financial Data (Q2 2025)

(in thousands)
(unaudited)

		Non-GAAP Adjustments
		Share-Based
Three months ended June 30, 2025	GAAP	Compensation	Amortization	Other		Non-GAAP
Net sales	$166,104					$166,104
Gross profit	68,727	1,991				70,718
Gross margin	41.4%					42.6%
Operating expenses	56,357	(7,660)	(821)	(255)		47,621
Operating income	12,370	9,651	821	255	^	23,097
Net income	11,733	9,651	821	(670)	^	21,535

^	- See table below for additional details.

Other Non-GAAP Adjustments (Q2 2025)

(in thousands)
(unaudited)

Three months ended June 30, 2025
Other	$255
Subtotal	255
Non-cash interest expense	292
Other (income) expense, net	653
Non-GAAP tax adjustment *	(1,870)
Total Other	$(670)

*	- The ‘with or without’ method is utilized to determine the income tax effect of all Non-GAAP adjustments.

Net Income per Common Share (Q2 2025)

(in thousands, except per share amounts)
(unaudited)

	Three months ended June 30, 2025
	GAAP	Non-GAAP
Numerator:
Net income	$11,733	$21,535
Interest expense associated with 2027 Convertible Senior Notes	125	113
Net income available to common shareholders	$11,858	$21,648

Denominator:
Basic weighted average shares outstanding	59,076	59,076
Effect of potentially dilutive share-based awards	257	257
Dilutive effect of 2027 Convertible Senior Notes (1)	904	685
Diluted weighted average shares outstanding	60,237	60,018

Net income per common share:
Basic	$0.20	$0.36
Diluted	$0.20	$0.36

(1)  -  The non-GAAP incremental dilutive shares includes the impact of the Company’s capped call transaction issued concurrently with our 2027 Notes, and as such, an effective conversion price of $18.46 is used when determining incremental shares to add to the dilutive share count. The GAAP incremental dilutive shares does not include the impact of the Company’s capped call transaction, and as such, an effective conversion price of $13.98 is used when determining incremental shares to add to the dilutive share count.

Reconciliation of GAAP to Non-GAAP Financial Data (Q2 2024)

(in thousands)
(unaudited)

		Non-GAAP Adjustments
		Share-based
Three months ended June 30, 2024	GAAP	Compensation	Amortization	Other		Non-GAAP
Net sales	$175,879					$175,879
Gross profit	75,390	1,445				76,835
Gross margin	42.9%					43.7%
Operating expenses	58,668	(7,788)	(1,825)	(494)		48,561
Operating income	16,722	9,233	1,825	494	^	28,274
Net income	14,944	9,233	1,825	(570)	^	25,432

^	- See table below for additional details.

Other Non-GAAP Adjustments (Q2 2024)

(in thousands)
(unaudited)

Three months ended June 30, 2024
Changes in contingent consideration	$494
Subtotal	494
Non-cash interest expense	316
Non-GAAP tax adjustment *	(1,380)
Total Other	$(570)

*	- The ‘with or without’ method is utilized to determine the income tax effect of all Non-GAAP adjustments.

Net Income per Common Share (Q2 2024)

(in thousands, except per share amounts)
(unaudited)

	Three months ended June 30, 2024
	GAAP	Non-GAAP
Numerator:
Net income	$14,944	$25,432
Interest expense associated with 2025 and 2027 Convertible Senior Notes	512	466
Net income available to common shareholders	$15,456	$25,898

Denominator:
Basic weighted average shares outstanding	56,277	56,277
Effect of potentially dilutive share-based awards	1,316	1,316
Dilutive effect of 2025 Convertible Senior Notes	1,104	1,104
Dilutive effect of 2027 Convertible Senior Notes (1)	1,788	1,354
Dilutive effect of 2029 Convertible Senior Notes	2,050	2,050
Diluted weighted average shares outstanding	62,535	62,101

Net income per common share:
Basic	$0.27	$0.45
Diluted	$0.25	$0.42

(1)	- The non-GAAP incremental dilutive shares includes the impact of the Company’s capped call transaction issued concurrently with our 2027 Notes, and as such, an effective conversion price of $18.46 is used when determining incremental shares to add to the dilutive share count. The GAAP incremental dilutive shares does not include the impact of the Company’s capped call transaction, and as such, an effective conversion price of $13.98 is used when determining incremental shares to add to the dilutive share count.

Reconciliation of GAAP Net Income to Non-GAAP Operating Income (Q2 2025 and 2024)

(in thousands)
(unaudited)

	Three months ended	Three months ended
	June 30, 2025	June 30, 2024
GAAP Net income	$11,733	$14,944
Share-based compensation	9,651	9,233
Amortization	821	1,825
Changes in contingent consideration	—	494
Interest (income) expense, net	(905)	(349)
Other	908	—
Income tax expense (benefit)	889	2,127
Non-GAAP Operating income	$23,097	$28,274

Reconciliation of GAAP to Non-GAAP Financial Data (Q3 2025)

(in millions, except per share amounts)

(unaudited)

				Non-GAAP Adjustments
Guidance for the three months ending				Share-based
September 30, 2025	GAAP			Compensation	Amortization	Other	Non-GAAP
Net sales	$150	-	$170				$150	-	$170
Gross profit	59	-	70	2	—	—	61	-	72
Gross margin	39%	-	41%				40%	-	42%
Operating expenses	57	-	58	(8)	(1)	—	48	-	49
Operating income	2	-	12	10	1	—	13	-	24
Net income	$3	-	$13	10	1	(2)	$12	-	$21

Income per diluted common share	$0.04	-	$0.22				$0.20	-	$0.35
Weighted average number of shares	60		60				60		60

Reconciliation of GAAP Net Income to Non-GAAP Operating Income (Q3 2025)

(in millions)
(unaudited)

Guidance for the three months ending September 30, 2025
GAAP Net income	$3	-	$13
Share-based compensation	10	-	10
Amortization	1	-	1
Income tax expense (benefit)	(1)	-	1
Non-GAAP Operating income	$13	-	$24

Note: Amounts may not calculate precisely due to rounding.